UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2014 (November 11, 2014)

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33710	06-1393453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1621 Fiske Place Oxnard, California, 93033
(Address of Principal Executive Offices) (Zip Code)

(805) 639-9458

(Registrants telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 11, 2014, Clean Diesel Technologies, Inc. (the “Company”) entered into a letter agreement with Kanis S.A., one of the Company’s principal lenders and largest stockholders, whereby Kanis S.A. agreed to amend the terms of the outstanding loans made to the Company, such that (i) the maturity date and payment premium on the outstanding 8% shareholder note due on June 30, 2015 in the aggregate principal amount of $1,500,000 was extended to October 1, 2016; (ii) the maturity date on the outstanding 8% subordinated convertible note due on April 11, 2016 in the aggregate principal amount of $3,000,000 was extended to October 1, 2016 and the early redemption feature was removed; and (iii) the maturity date on the outstanding 8% shareholder note due on July 27, 2015 in the aggregate principal amount of $3,000,000 was extended to October 1, 2016.

Pursuant to the terms of the letter agreement, the Company agreed to grant to Kanis S.A. warrants to purchase up to 80,000 shares of the Company’s common stock at an exercise price per share of $1.75 for a five year period.

Item 8.01 Other Events.

On November 13, 2014, the Company issued a press release announcing the entry by the Company into the letter agreement with Kanis S.A. The Company’s press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits

99.1	Press Release dated November 13, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN DIESEL TECHNOLOGIES, INC.

November 13, 2014	By:	/s/ Christopher J. Harris
Name: Christopher J. Harris
Title: Chief Executive Officer